UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Eureka Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42152	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Suite 1608, 16th Floor

Fortress Tower, 250 King’s Road

North Point, Hong Kong

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	EURKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	EURK	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	EURKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The disclosures set forth under Item 5.02 are incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On March 20, 2025, the board of directors of Eureka Acquisition Corp, a Cayman Islands exempted company (the “Company”) accepted the resignation of Dr. M. Anthony Wong, the independent director, resigning from his position as a director of the Company. Concurrently, the Company, by ordinary resolutions of its directors, appointed Mr. Cameron Richard Johnson as the independent director of the Company to fill the vacancy, effective immediately. Mr. Cameron Richard Johnson was also appointed as the chairperson of the Audit Committee and a member of the Compensation Committee.

Background of the New Director

The following sets forth certain information concerning Mr. Cameron Richard Johnson’s past employment history and his qualifications for service on the Company’s board.

Mr. Cameron Richard Johnson serves as the independent director of the Company. Since 2019, he has worked as the senior partner at Tidalwave Solutions, providing consulting services. Since 2014, Mr. Johnson has been a member of the American Chamber of Commerce in Shanghai, or AmCham Shanghai, in Shanghai, during which he served on the board of governors from 2022 to 2024 and as the vice chair in 2024. From 2020 to 2024, Mr. Johnson worked as an adjunct instructor at New York University in Shanghai. Mr. Johnson has been an active commentator on US-China relations, supply chain, international trade, tariff, technology and other topics, including but not limited to, as a returning guest at Bloomberg: The China Show¸ discussing topics including but not limited to, US-China relations, automotive and customer sectors, technology and trade, appearing in the documentary of America’s Medical Supply Crisis by Frontline. Mr. Johnson is the author of Impacts of Digitalization on Traceability chapter of the book Digital Transformation of Logistics (Wiley, 2021). Mr. Johnson obtained his graduate certification in business from the University of Wales, and bachelor’s degrees in communication and comparative religion both from the University of Washington.

We believe Mr. Johnson is qualified to serve as our director because of his management experience and expertise in business.

Mr. Johnson is considered an “Independent Director” under the NASDAQ listing rules and serves as the chairperson of the Audit Committee and a member of the Compensation Committee.

Additional Information

Mr. Johnson does not hold any other positions with us and is not related to any of our directors or officers. Further, Mr. Chang is not a related person, promoter, or control person as defined in Regulation 404(a).

Mr. Johnson is appointed for the remainder of the full term in which the vacancy occurred and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

In connection with the appointment of Mr. Johnson as the director of the Company, Hercules Capital Management Corp, a British Virgin Islands company and sponsor of the Company (the “Sponsor”) issued a share purchase option dated March 20, 2025 (the “Share Purchase Option”) to Mr. Johnson, entitling Mr. Johnson to acquire 10,000 ordinary shares of the Company held by the Sponsor (the “Founder Shares”) upon the exercise of the Share Purchase Option once the existing lock-up term on such Founder Shares expires pursuant to the terms and arrangements thereunder.

A copy of the Share Purchase Option is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The foregoing description of the Share Purchase Option does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Share Purchase Option.

Except as described above, Mr. Johnson will not receive any cash compensation for services rendered to us and the Company has entered into an Indemnity Agreement with Mr. Johnson on March 20, 2025, a copy of which is included as Exhibit 10.2 to this Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
10.1	Share Purchase Option dated March 20, 2025 issued by Hercules Capital Management VII Corp.
10.2	Indemnity Agreement dated March 20, 2025, by and between the Company and Cameron Richard Johnson, as the director of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eureka Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: March 24, 2025

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